BYLAWS
OF
INDEX PLUS FUND, INC.


ARTICLE I

Offices

1.1 Principal Office. The principal office of the Corporation shall be located in the City of Dallas, County of Dallas, State of Texas. The Corporation also may have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

1.2 Registered Office. The registered office of the Corporation, required by the Texas Business Corporation Act (the "Act") to be maintained in the State of Texas, may be, but need not be, the same as its principal place of business in the State of Texas or the business office of a domestic or foreign corporation authorized to transact business in the State of Texas. The address of the registered office of the Corporation may be changed from time to time by resolution of the Board of Directors.


ARTICLE II

Shareholders

2.1 Time and Place of Meetings. Meetings of the shareholders shall be held at such times and at such places, within or without the State of Texas, as shall be determined by the Board of Directors.

2.2 Annual Meetings. Annual meetings of shareholders shall be held on such date and at such time and place during the fifth month of each fiscal year (beginning in 2003) as shall be determined by the Board of Directors of the Corporation, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The date of the annual meeting of the shareholders may be a date or time different than that set forth above if the Board of Directors so determines and so states in the notice of the meeting or in a duly executed waiver thereof.

2.3 Special Meetings. Special meetings of the shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of the holders of not less than ten percent (10%) of all the shares issue, outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

2.4 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the discretion of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation.

2.5 Closing of Share Transfer Records and Fixing Record Date.
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

Unless a record date shall have previously been fixed or determined pursuant to this Section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten
(10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by this Section, the record date determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by this Section, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

2.6 Voting List. The officer or agent of the Corporation having charge of the stock transfer books or shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meetings of shareholders.

2.7 Quorum. A quorum shall be present at all meetings of shareholders for the transaction of business if the holders of a majority of the issued and outstanding shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided in the Articles of Incorporation or the Act. However, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

2.8 Voting. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by this section, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

Without the receipt of the affirmative vote of the holders of two-thirds (2/3rds) of the shares entitled to vote on matters to be presented to shareholders, the Corporation shall not:

(i) change the Corporation's investment objective, which is to outperform the total return of the S&P 500 Composite Index;

(ii) borrow money or purchase securities on margin; provided, however, the Corporation may obtain such short term credit as may be necessary for clearance of purchases and sales of securities for temporary or emergency purposes in an amount not exceeding five percent (5%) of the value of its total assets;

(iii) make investments in commodities, commodity contracts or real estate; provided, however, the Corporation may purchase and sell securities of companies which deal in real estate or interests therein;

(iv) make loans; provided, however, the purchase of a portion of a readily marketable issue of publicly distributed bonds, debentures or other debt securities shall not be considered the making of a loan by the Corporation;

(v) invest in another company for the purpose of acquiring control of such company;

(vi) purchase of retain securities of any issuer thereof if any officer of director of the Corporation or its investment adviser owns more than one-half (1/2) of one percent (1%) of any class of security or collectively owns more than five percent (5%) of any class of security of such issuer;

(vii) pledge, mortgage or hypothecate any of the Corporation's assets;

(viii) invest more than 35% of the Corporation's assets in put options on S&P 500 securities at the time of purchase, where the value of the put options in calculating their value toward the 35% is the total value of securities represented by the put options assuming that each put position is exercised (i.e., the number of shares represented by the put option positions, multiplied by the relative current share prices).

(ix) purchase any security that may be subject to registration under the Securities Act of 1933, as amended, prior to the sale thereof to the public or which are not at the time of purchase readily salable.

(x) issue senior securities; and

(xi) underwrite securities of other companies or entities.

Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At each election for directors every shareholder shall be entitled to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting is prohibited by the Articles of Incorporation.
Every proxy must be executed in writing by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, email or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven (11) months from the date of its execution
unless otherwise provided therein.   Each proxy shall be revocable
unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

Shares registered in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provisions, as the board of directors of such corporation may determine.

Shares registered in the name of an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares registered in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his name, if such authority is contained in an appropriate order of the court that appointed the receiver.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

2.9 Action by Unanimous Consent. Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

Each written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President.

A telegram, telex, cablegram, email or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section.

Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State of the State of Texas as a result of the taking of the action shall state, in lieu of any statement required by this section or by the Act concerning any vote of shareholders, that written consent has been given in accordance with the provisions of this Section and that any written notice required by this Section has been given.

2.10 Presence at Meetings by Means of Communication Equipment. Shareholders may participate in and hold a meeting of such shareholders
by means of     conference telephone or similar communications
equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


ARTICLE III

Directors

3.1 Number of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors. Until otherwise fixed by resolution of the Board of Directors, the number of directors shall be one. If more than two directors are serving at any time, the majority of such directors shall be independent directors (i.e., persons who are not officers, employees, agents or otherwise affiliated in any way with the Corporation). No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of the holders of shares entitled to vote in the election of directors, except as provided in Section 3.2 of this Article III, and each director shall hold office until (i) his successor is elected and qualified, (ii) he dies, (iii) he resigns, or
(iv) he is removed. Directors need not be residents of the State of Texas or shareholders of the Corporation.

3.2 Vacancies. Subject to other provisions of this Section, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 3.10 of this Article III. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by unanimous vote of the existing directors; provided, however, that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose. Shareholders holding a majority of the issued and outstanding shares entitled to vote may, at any time, terminate the term of office of all or any of the directors, with or without cause, by a vote at any annual or special meeting, or by written statement, signed by the holders of all of such shares, and filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously, and the vacancies on the Board of Directors caused by such action shall be filled only by election by the shareholders.

3.3 General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things, as are not by the Act, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders. The directors may elect one of their members as Chairman, and the duty of the Chairman shall be to preside at all meetings of the Board of Directors.

3.4 Place of Meetings.  The Board of Directors of the
Corporation may hold meetings, both regular and special, either within or without the State of Texas.

3.5 Annual Meetings. The first meeting of each newly elected
Board of Directors shall be held, without further notice, immediately following the annual meeting of shareholders at which such directors were elected, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all of the directors.

3.6 Regular Meetings.  Regular meetings of the Board of
Directors shall be held without special notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7  Special Meetings.  Special meetings of the Board of
Directors may be called by or at the request of the Chairman of the Board of Directors or the President, and shall be called by the Secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

3.8 Notice of Special Meetings. Notice of any special meetings shall be given at least forty-eight (48 ours prior thereto if given either personally (including written notice delivered personally or telephone notice) or by email, and at least one hundred twenty (120) hours prior thereto if given by written notice mailed to each director at the address of his business or residence. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice is given by email, such notice shall be deemed to be delivered when the email is sent. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice for such meeting.

3.9 Waiver of Notice. Any director may waive notice of any meeting, as provided in Section 4.2 of Article IV of these Bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.10 Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority off` the number of directors fixed by Section 3.1 of Article III of these Bylaws shall constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

3.11 Committees. The Board of Directors by resolution passed by a majority of the full Board of Directors may designate an Executive Committee, to consist of two or more directors, one of whom shall be designated as Chairman and shall preside at all meetings of such Executive Committee. The Board of Directors may also designate one or more directors to be alternate members of such Executive Committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of the Executive Committee. At any meeting of the Executive Committee a majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it, subject to the limitations set forth in the Act, the Articles of Incorporation or these Bylaws. The designation of such Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Meetings of the Executive Committee may be called and notices given in the same manner as calling and giving notice of special meetings of the Board of Directors. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the full Board of Directors. If any permanent vacancy or vacancies occur in he Executive Committee, such vacancy or vacancies shall be filled by the affirmative vote of a majority of the full Board of Directors.

The Board of Directors by resolution passed by a majority of the full Board of Directors may designate other committees, each committee to consist of two or more directors, one of whom shall be designated as Chairman and shall preside at all meetings of such committee. The Board of Directors may also designate one or more directors to be alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. To the extent provided in the resolution of the Board of Directors, the committees shall have such power and authority and shall perform such functions as may be provided in such resolution, subject to the limitations set forth in the Act, the Articles of Incorporation or these Bylaws. At any meeting of the committee a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. Such committee or committees shall have such name or names as may be designated by the Board of Directors.

The Executive Committee and all other such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

The Chairman of the Executive Committee and the Chairman of the Finance Committee (if such a committee is established by the Board of Directors) shall be officers of the Corporation; they shall have the responsibility for seeing that all orders and resolutions of their respective committees and all orders and resolutions of the Board of Directors which are applicable to them or their respective committees are carried into effect; and they shall possess the power to make and sign contracts and agreements in the name and on behalf of the Corporation, as well as such other powers as may be granted to them or their respective committees from time to time by the Board of Directors.

3.12 Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee may, by resolution of the Board of Directors, be allowed like compensation for attending meetings of such committee.

3.13 Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of a committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

3.14 Presence at Meetings by Means of Communication Equipment.
Members of the Board of Directors of the Corporation or any committee designated by the Board of Directors may participate in and hold a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully cared or convened.


ARTICLE IV

Notices

4.1 Form of Notice. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, such notice shall be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation, provided that such notice as is required to be given to any director also may be given either personally (including written notice delivered personally or telephone notice) or by email. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited in the United States mail addressed in the above-specified manner, with postage thereon prepaid.

4.2 Waiver. Whenever any notice is required to be given to any director or shareholder of the Corporation under the provisions of the Act, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.


ARTICLE V

Officers

5.1 General. The elected officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors by resolution may also appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and assistant officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation. The same person may hold any two or more offices.

5.2 Election. The Board of Directors at its first meeting after each annual meeting of the shareholders shall elect and appoint the officers to fill the positions designated in Section 5.1 of this
Article V. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the full Board of Directors when in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

5.3 President. The President shall be the chief executive officer of the Corporation and he shall have general and active management of the business of the Corporation. He shall have authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have supervisory power over him, any officer subordinate to him and, in general, to exercise all powers usually appertaining to the office of the President of a corporation, except as otherwise provided in these Bylaws. The President shall, in the absence of the Chairman of the Board or at the request of such person, preside at meetings of the shareholders and he shall see that all orders and resolutions of the Board of Directors and committees thereof are carried into effect.

5.4 Vice Presidents. If appointed, the Vice President or, if there be more than one, the Vice Presidents, shall perform all such duties and services as shall be assigned to or required of them from time to time by the Board of Directors, the Executive Committee and any officer superior to him.

5.5 Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all proceedings of the meetings of the shareholders of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors. He shall have charge of the seal of the Corporation and have authority to affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer, an Assistant Secretary or an Assistant Treasurer, which may be in facsimile. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of the Secretary of a corporation.

Assistant Secretaries, in the order of their seniority unless otherwise determined by the Board of Directors, shall assist the Secretary, and in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

5.6 Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the finances of the Corporation. He shall have the care and custody of all monies, funds and securities of the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall cause to be recorded a statement of all receipts and disbursements of the Corporation in order that proper entries may be made in the books of account. He shall have the power to sign stock certificates, to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange, or other commercial paper payable to the Corporation, and to give proper receipts or discharges for all payments to the Corporation. He shall be responsible for all terms of credit granted by the Corporation and for the collection of all of its accounts. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Assistant Treasurers, in the order of their seniority unless otherwise determined by the Board of Directors, shall assist the Treasurer, and in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

5.7 Bonding. If required by the Board of Directors, all or certain of the officers shall give the-Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.


ARTICLE VI

Stock

6.1 Book Entry System. The Corporation shall not issue share certificates to its shareholders, but instead shall maintain a record of the ownership of its shares in book entry form only.

6.2 Restrictions on Transferability of Shares. In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, as permitted by law, such restriction shall be noted in the stock books of the Corporation.

6.3 Transfer of Shares. Shares of stock shall be transferable on the books of the Corporation by the record holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Articles of Incorporation of the Corporation, these Bylaws or any agreement among shareholders to which the Corporation is a party or has notice, upon delivery by the record holder or his duly authorized attorney of proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to record the transfer upon its books.

6.4 Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


ARTICLE VII

Indemnification of Directors and Officers

7.1 Mandatory Indemnification.   (A) Subject to the conditions
and limitations of this Article VII and the Articles of Incorporation, the Corporation shall, to the fullest extent permitted by the Act as it may then be in effect, indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative or investigative, whether predicated on foreign, federal, state or local law, and whether formal or informal (collectively, "actions") by reason of his status as, or the fact that he is or was or has agreed to become, a director, officer, employee or agent (an "Indemnitee") of the Corporation or of an affiliate, and as to acts performed in the course of an Indemnitee's duty to the Corporation or to an affiliate, against:

(i) expenses, fees, costs and charges, including, without limitation, attorneys' fees and disbursements
(collectively, "expenses") reasonably incurred by or on behalf of an Indemnitee in connection with any action
(including, without limitation, in connection with the investigation, defense, settlement or appeal of such action), no matter by whom brought; provided, that it is not determined pursuant to Section 7.2 of this Article VII or by the court before which such action was brought, that:

(a) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and its shareholders;

(b) the Indemnitee engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the Corporation; and

(c) with respect to criminal actions, the Indemnitee had reasonable cause to believe his conduct was unlawful;

(ii) subject to the restrictions of Section 7.1(C) of this
Article VII, amounts incurred by an Indemnitee in settlement of any action, no matter by whom brought;
provided, that it is not determined pursuant to Section 7.2 of this Article VII, or by the court before which such action was brought, that:

(a) such settlement was not in the best interests of the Corporation and its shareholders;

(b) such settlement was unreasonable (to a material extent) in light of all of the circumstances of such action;

(c) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and its shareholders; and

(d) the Indemnitee engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the Corporation; and

(iii) subject to the restrictions of Section 7.1(C) of this
Article VII, judgments, fines, penalties or other amounts incurred by an Indemnitee pursuant to an adjudication of liability in connection with any action; provided, that it is not determined pursuant to Section 7.2 of this Article
VII, or by the court before which such action was brought, that:

(a) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and its shareholders;

(b) the Indemnitee engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the Corporation; and

(c) with respect to criminal actions, the Indemnitee had reasonable cause to believe his conduct was unlawful and that he otherwise did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and its shareholders.

(B) To the extent an Indemnitee has been successful on the merits or otherwise in connection with any action referred to in
Section 7.1(A) of this Article VII, no matter by whom brought (including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such action where the Indemnitee does not pay, incur or assume any material liability), or in connection with any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses reasonably incurred by or on behalf of him in connection therewith. The Corporation shall pay such amounts (net of all amounts, if any, previously advanced to the Indemnitee pursuant to
Section 7.4 of this Article VII) to the Indemnitee (or to such other person or entity as the Indemnitee may designate in writing to the Corporation) upon the executive's written request therefor without regard to the provisions of Section 7.2 of this Article VII.

(C) Notwithstanding the provisions of Section 7.1(A)(ii), and 7.1(A)(iii) of this Article VII, no indemnification shall be made to an Indemnitee by the Corporation for monetary damages incurred by the Indemnitee pursuant to an action brought by or in the right of the Corporation to procure a judgment in its favor (sometimes hereinafter referred to as a "derivative action") or an action brought by a shareholder of the Corporation if it is determined pursuant to Section
7.2 of this Article VII, or by the court before which such action was brought:

(i) the Indemnitee breached his duty of loyalty to the Corporation or its shareholders;

(ii) the Indemnitee committed acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law;

(iii) the Indemnitee engaged in any willful or negligent conduct in paying dividends or repurchasing stock of the Corporation out of other than lawfully available funds; or

(iv) the Indemnitee derived an improper personal benefit from any transaction, unless such improper personal benefit is determined to be immaterial in light of all of the circumstances of such action.

(D) If an Indemnitee is or was serving as an executive, trustee, fiduciary, employee or agent of an employee benefit plan sponsored by or otherwise associated with the Corporation and incurs expenses or amounts in settlement, judgments, fines, penalties or other amounts, including, without limitation, any excise tax or penalty assessed with respect to the employee benefit plan by reason of an action aving been brought, or having been threatened, against such Indemnitee because of his status as such an executive, trustee, fiduciary, employee or agent of such plan, the Corporation shall indemnify and hold harmless the Indemnitee against any and all of such reasonable amounts; provided, it is not determined pursuant to Section
7.2 of this Article VII that the Indemnitee's conduct with respect to such employee benefit plan was for a purpose he did not reasonably believe to be in the interests of the participants in and beneficiaries of such plan.

7.2 Right to Indemnification; How Determined. (A) Except as otherwise set forth in this Section 7.2, any indemnification to be provided to an Indemnitee by the Corporation under Section 7.1 of this
Article VII upon the final disposition or conclusion of an action (or a claim, issue or matter associated with such an action), unless otherwise ordered by the court before which such action was brought, shall be paid by the Corporation (net of all amounts, if any, previously advanced to the Indemnitee pursuant to Section 7.4 of this
Article VII) to the Indemnitee (or to such other person or entity as the Indemnitee may designate in writing to the Corporation) within sixty (60) days after the receipt of the Indemnitee's written request therefor, which request shall include a comprehensive accounting of amounts for which indemnification is being sought and shall reference the provision of this Article VII pursuant to which such claim is being made.

Notwithstanding the foregoing, the payment of the requested amounts may be denied by the Corporation if (i) the Board of Directors of the Corporation by a majority vote thereof determines that such payment, in whole or in part, would not be in the best interests of the Corporation and its shareholders and would contravene the terms and conditions of this Article VII; or (ii) a majority of the directors of the Corporation are a party in interest to such action. In either of such events, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Indemnitee has met the applicable standard of conduct set forth in
Section 7.1 of this Article VII and, therefore, whether indemnification is proper pursuant to this Article VII.

Such independent determination shall be made by a panel of three arbitrators in the city where the principal office of the Corporation is located in accordance with the rules then prevailing of the American Arbitration Association, or, at the option of the Indemnitee, by an independent legal counsel mutually selected by the Board and the Indemnitee (such panel of arbitrators or independent legal counsel being hereinafter referred to as the "Authority").

In any such determination there shall exist a rebuttable presumption that the Indemnitee has met such standard of conduct and is therefore entitled to indemnification pursuant to this Article VII. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

If a panel of arbitrators is to be employed, one of such arbitrators shall be selected by the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such action (or, if such quorum is not obtainable, by an independent legal counsel chosen by the Board), the second by the Indemnitee and the third by the previous two arbitrators.

The Authority shall make a determination within sixty days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Corporation and the Indemnitee and, if the Authority determines that the Indemnitee is entitled to be indemnified for any amounts pursuant to this Article VII, the Corporation shall pay such amounts (net of all amounts, if any, previously advanced to the Indemnitee pursuant to Section 7.4 of this Article VII), including interest thereon as provided in Section 7.5(C) of this Article VII, to the Indemnitee (or to such other person or entity as the Indemnitee may designate in writing to the Corporation) within ten days of receipt of such opinion.

(B) The Indemnitee may, either before or within two years after a determination, if any, has been made by the Authority, petition any court of competent jurisdiction to determine whether the Indemnitee is entitled to indemnification under this Article VII. Such court shall thereupon have the exclusive power to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination.

The court shall make an independent determination of whether the Indemnitee is entitled to indemnification as provided under this
Article VII, irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Indemnitee has met the applicable standard of conduct and is therefore entitled to indemnification pursuant to this
Article VII. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

If the court determines that the Indemnitee is entitled to be indemnified for any amounts pursuant to this Article VII, unless otherwise ordered by such court, the Corporation shall pay such amounts (net of all amounts, if any previously advanced to the executive pursuant to Section 7.4 of this Article VII), including interest thereon as provided in Section 7.5(C) of this Article VII, to the Indemnitee (or to such other person or entity as the Indemnitee may designate in writing to the Corporation) within ten (10) days of the rendering of such determination.

The Indemnitee shall pay all expenses incurred by the Indemnitee in connection with the judicial determination provided in this Section 7.2(B), unless it shall ultimately be determined by the court that he is entitled to be indemnified, in whole or in part, by the Corporation as authorized hereby. All expenses incurred by the Indemnitee in connection with any subsequent appeal of the judicial determination provided for in this Section 7.2(B) shall be paid by the Indemnitee regardless of the disposition of such appeal.

(C) Except as otherwise set forth in this Section 7.2, the expenses associated with the indemnification process set forth in this
Section 7.2, including, without limitation, the expenses of the Authority selected hereunder, shall be paid by the Corporation.

7.3 Termination of an Action is Nonconclusive. The termination of any action, no matter by whom brought, by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Indemnitee has not met the applicable standard of conduct set forth in Section 7.1 of this
Article VII.

7.4 Advance Payment. (A) Expenses reasonably incurred by or on behalf of an Indemnitee in connection with any action (or claim, issue or matter associated with such action), no matter by whom brought, shall be paid by the Corporation to the Indemnitee (or to such other person or entity as the Indemnitee may designate in writing to the Corporation) in advance of the final disposition or conclusion of such action (or claim, issue or matter associated with such action) upon the receipt of the Indemnitee's written request therefor; provided, the following conditions are satisfied:

(i) the Indemnitee has first requested an advance of such expenses in writing (and delivered a copy of such request to the Corporation) from each insurance carrier, to whom a claim has been reported under an insurance policy purchased by the Corporation, if any, as provided under Section 7.7 of this Article VII, and each such insurance carrier has declined to make such an advance;

(ii) the Indemnitee furnishes to the Corporation an executed written certificate affirming his good faith belief that he has met the applicable standard of conduct set forth in
Section 7.1 of this Article VII; and

(iii) the Indemnitee furnishes to the Corporation an executed written agreement to repay any advances made under this
Section 7.4 if it is ultimately determined that he is not entitled to be indemnified by the Corporation for such amounts pursuant to this Article VII.

(B) If the Corporation makes an advance of expenses to an Indemnitee pursuant to this Section 7.4, the Corporation shall be subrogated to every right of recovery the Indemnitee may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

7.5 Partial Indemnification; Interest. (A) If it is determined by the Authority pursuant to Section 7.2 of this Article VII, or by the court before which such action was brought, that an Indemnitee is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any action, no matter by whom brought, the Authority (or the court) shall authorize the reasonable proration of such expenses, judgments, penalties, fines and amounts incurred in settlement with respect to which indemnification is sought by the Indemnitee, among such claims, issues or matters as the Authority (or the court) shall deem appropriate in light of all of the circumstances of such action.

(B) If it is determined by the Authority pursuant to Section
7.2 of this Article VII or by the court before which such action was brought, that certain amounts incurred by the Indemnitee are for whatever reason unreasonable in amount, the Authority (or the court) shall authorize indemnification to be paid by the Corporation to the Indemnitee for only such amounts as the authority (or the court) shall deem reasonable in light of all of the circumstances of such action.

(C) To the extent deemed appropriate by the Authority, or by the court before which such action was brought, the Corporation shall pay interest to the Indemnitee, at a reasonable interest rate, for amounts for which the Corporation indemnifies the Indemnitee.

7.6 Nonexclusivity of Agreement. The right to indemnification and advancement` expenses provided to an Indemnitee pursuant to this
Article VII shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any charter provision, bylaw, agreement, resolution, vote of shareholders or disinterested directors of the Corporation or otherwise, including, without limitation, under the Act as it may then be in effect, both as to acts in his official capacity as a director, officer, employee or agent of the Corporation or of an affiliate or as to acts in any other capacity while holding such office or position, and the terms and provisions of this Article VII shall continue as to the Indemnitee if he ceases to be a director, officer, employee or agent of the Corporation or of an affiliate, and such terms and provisions shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

7.7 Insurance. (A) The Corporation may purchase and maintain insurance on behalf of an Indemnitee against any liability asserted against him or incurred by or behalf of him in such capacity as a director, officer, employee or agent of the Corporation or of an affiliate, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or under the Act as it may then be in effect.

The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation or an Indemnitee under this Article VII and the adoption of this Article VII by the Corporation shall not in any way limit or affect the rights and obligations of the Corporation or of the of the other party or parties thereto under any such policy or agreement of insurance.

(B)	If the Indemnitee shall receive payment from any insurance
carrier or from the plaintiff in any action against the Indemnitee in respect of indemnified amounts after payments on account of all or part of such indemnified amounts is have been made by the Corporation pursuant to this Article VII, the Indemnitee shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to the Indemnitee exceeds such indemnified amounts; provided, however, at such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or coinsurance payments, shall not be deemed to be payments to the Indemnitee hereunder.

	In addition, upon payment of indemnified amounts under this Article, the Corporation shall be subrogated to the Indemnitee's rights against any insurance carrier in respect of such indemnified amounts and the Indemnitee shall execute and deliver any and all instruments and documents and perform any and all other acts and deeds which the Corporation deems necessary or advisable to secure such rights. The Indemnitee shall do nothing to prejudice such rights of recovery or subrogation.

7.8 Witness Expenses. Upon an Indemnitee's written request, the Corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by the Indemnitee in connection with his appearance as a witness in any action at a time when he has not been formally named a defendant or respondent to such an action.

7.9 Contribution.  (A)  If the indemnity provided for in
Section 7.1 of this Artie VII is unavailable to an Indemnitee for any reason whatsoever, the Corporation, lieu of indemnifying the Indemnitee, shall contribute to the amount reasonably incurred by or on behalf of the Indemnitee, whether for judgments, fines, penalties, amounts incurred in settlement or for expenses in connection with any action, no matter by whom brought, in such proportion as deemed fair and reasonable by the Authority pursuant to Section 7.2 of this Article VII, or by the court before which such action was brought, taking into account all of the circumstances of such action, in order to reflect
(i) the relative benefits received by the Corporation and the Indemnitee as a result of the event or transaction giving cause to such action; and (ii) the relative fault of the Corporation (and its other directors, officers, employees and agents) and the Indemnitee in connection with such event or transaction.

(B) An Indemnitee shall not be entitled to contribution from the Corporation under this Section 7.9 if it is determined by the Authority pursuant to Section 7.2 of this Article VII, or bar the court before which such action was brought, that the Indemnitee engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the Corporation or otherwise violated the provisions of
Section 7.1(C) of this Article VII.

(C) The Corporation's payment of, and the Indemnitee's right to, contribution under this Section 7.9 shall be made and determined in accordance with Section 7.2 of this Article VII relating to the Corporation's payment of, and the Indemnitee's right to, indemnification.

7.10 Severability. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravene public policy, this Article VII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid and inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify the Indemnitee as to expenses, judgments, fines and amounts incurred in settlement with respect to any action, no matter by whom brought, to the full extent permitted by any applicable provision of this Article VII that shall not have been invalidated and to the full extent otherwise permitted by the Act as it may then be in effect.


ARTICLE VIII

General Provisions

8.1 Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Act, the Articles of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Articles of Incorporation. The Board may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

8.2 Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purposes as the Board of Directors shall deem beneficial to the Corporation, and the Board of Directors may modify or abolish any reserve in the same manner in which it was created.

8.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.4 Seal. The Corporation shall have a seal which may be used by causing it or a facsimile thereof to be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by its proper officers.

8.5 Annual Statement. The Board of Directors shall present at each annual meeting and when requested to do so by shareholders holding at least one third (1/3) of the outstanding shares, a full and clear statement of the business and condition of the Corporation.

8.6 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

8.7 Voting Securities Owned by Corporation. Voting securities in any other corporation held in the name of this Corporation shall be voted by the President or any Vice President, unless the Board of Directors confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies with the general power of substitution.

8.8 Resignation. Any director, officer, employee or agent of the Corporation may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

8.9 Construction. As used herein, unless the context otherwise requires: (i) all references to "Article" or "Section" are to an article or section hereof; (ii) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words of words of like import; (iii) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof; and (iv) the singular includes the plural, the plural includes the singular and the gender of any pronoun includes the other genders.


ARTICLE IX

Amendment to Bylaws

	9.1	Amendment by Board Action.  These Bylaws may be altered,
amended, modified or repealed, or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.

CERTIFICATE OF ADOPTION

	The foregoing Bylaws of the Corporation were adopted by the Board of Directors of the Corporation in its Organizational Unanimous Consent dated April 19, 2002.




	______________________________
							Laura S. Adams
							Secretary










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